    As filed with the Securities and Exchange Commission on February 12, 1998
                                                  Registration No. 33-68720
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                            POST-EFFECTIVE AMENDMENT NO. 3
                                          TO
                                       FORM S-1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------------

                                LAMONTS APPAREL, INC.
               (Exact name of Registrant as specified in its charter)

            DELAWARE                     5651                    75-2076160
        (State or other     (Primary standard industrial       (I.R.S. employer
       jurisdiction of      classification code number)      identification no.)
       incorporation or
       organization)
                                ---------------------

                               LAMONTS APPAREL, INC.
                              12413 WILLOWS ROAD N.E.
                            KIRKLAND, WASHINGTON  98034
                                   (425) 814-5700
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)


                                 DEBBIE BROWNFIELD
                               LAMONTS APPAREL, INC.
                              12413 WILLOWS ROAD N.E.
                            KIRKLAND, WASHINGTON  98034
                                   (206) 814-5461
        (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------------

                                     Copies to:

                             MICHAEL A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                300 S. GRAND AVENUE
                        LOS ANGELES, CALIFORNIA  90071-3144
                                   (213) 687-5000

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Deregistration

     On January 31, 1998, all of the outstanding securities of Lamonts Apparel, Inc. (the "Company") registered under the Securities Act of 1933, as amended, were cancelled pursuant to the Company's bankruptcy plan which was confirmed by court order entered on December 18, 1997. As a result, this Post-Effective Amendment No. 3 is being filed to remove from registration all of the securities registered hereunder.


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 12, 1998.


                                   LAMONTS APPAREL, INC.




                                   By: /s/ Alan R. Schlesinger
                                      ----------------------------
                                      Name:    Alan R. Schlesinger
                                      Title:   Chairman of the Board, President
                                                     and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                       Title                         Date

/s/ Alan R. Schlesinger
--------------------------      Chairman of the Board,         February 12, 1998
Alan R. Schlesinger                Chief Executive Officer
                                   and Director (Principal
                                   Executive Officer)

/s/ Loren R. Rothschild
--------------------------      Vice Chairman of the Board     February 12, 1998
Loren R. Rothschild                and Director


/s/ Debbie A. Brownfield
--------------------------      Executive Vice President,      February 12, 1998
Debbie A. Brownfield               Chief Financial Officer
                                   and Secretary (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)

/s/ Paul M. Buxbaum
--------------------------      Director                       February 12, 1998
Paul M. Buxbaum


/s/ Stanford Springel
--------------------------      Director                       February 12, 1998
Stanford Springel



--------------------------      Director                       February   , 1998
John T. Wiesner